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                                                                    EXHIBIT 99.2
CONTACTS:

  CUBIST PHARMACEUTICALS, INC.                      NOONAN/RUSSO COMMUNICATIONS
  THOMAS A. SHEA                                    CHRISTOPHER MORRISON (MEDIA)
  VICE PRESIDENT & CFO                              (212) 696-4455 X230
  (617) 576-4155                                    C.MORRISON@NOONANRUSSO.COM
  TSHEA@CUBIST.COM



            CUBIST PHARMACEUTICALS, INC. ADOPTS STOCK PURCHASE RIGHTS
                                      PLAN

CAMBRIDGE, MASS., JULY 23, 1999 -- Cubist Pharmaceuticals, Inc. (Nasdaq:CBST) announced that its Board of Directors declared a special dividend distribution of a preferred share purchase right for each outstanding share of common stock of Cubist Pharmaceuticals, Inc. This dividend will be distributed on or about August 3, 1999 to stockholders of record as of the close of business on that date.

"The rights plan is designed to gain Board of Director input into any unsolicited merger or other acquisition attempting to assure that all Cubist Pharmaceuticals stockholders realize their full value for their Cubist investment and that all stockholders are treated equitably," said Scott M. Rocklage, Ph.D., President and CEO of Cubist Pharmaceuticals, Inc. Dr. Rocklage noted that the company has not received any takeover overture.

The rights will become exercisable only if a person or group (i) acquires 15 percent or more of Cubist Pharmaceutical's common stock, or (ii) announces a tender offer that would result in ownership of 15 percent or more of the common stock. Each right would entitle a stockholder to buy one one-hundredth of a share of preferred stock. Once a person or group has acquired 15 percent or more of the outstanding common stock of Cubist Pharmaceuticals, each right may entitle its holder (other than the 15 percent person or group) to purchase $20.00 worth of newly issued shares of common stock of Cubist Pharmaceuticals at a price equal to 50 percent of the current market price.

The rights are redeemable at the option of the Board of Directors up until ten days after public announcement that any person or group has acquired 15 percent or more of Cubist Pharmaceutical's common stock. The redemption price is $0.0001 per right.

The rights will expire on August 3, 2009, unless redeemed prior to that date. Distribution of the rights is not taxable to stockholders. A detailed description of the rights plan will be mailed to Cubist Pharmaceutical's stockholders at the time of distribution.

Cubist Pharmaceuticals, Inc. is a biopharmaceutical company focused on the research, development and commercialization of novel antimicrobial drugs to combat serious and life threatening bacteria and fungi infections. Cubist is engaged in strategic partnerships with Novartis Pharma AG, Merck & Co., Inc. and Bristol-Myers Squibb for the discovery and development of novel antiinfective products, and has formed biotechnology alliances with ArQule, Inc., Helios, Inc., and Neurogen Corporation.

   For additional information, visit the Company's Internet web site at http://www.cubist.com or http://www.noonanrusso.com.

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CUBIST SAFEHARBOR STATEMENT
STATEMENTS CONTAINED HEREIN THAT ARE NOT HISTORICAL FACTS MAY BE FORWARD-LOOKING STATEMENTS (WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT OF 1933 AND
SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934) THAT ARE SUBJECT TO A VARIETY OF RISKS AND UNCERTAINTIES. THERE ARE A NUMBER OF IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE PROJECTED OR SUGGESTED IN ANY FORWARD-LOOKING STATEMENTS MADE BY THE COMPANY. THESE FACTORS INCLUDE, BUT ARE NOT LIMITED TO: (I) THE COMPANY'S ABILITY TO SUCCESSFULLY COMPLETE PRODUCT RESEARCH AND DEVELOPMENT, INCLUDING PRE-CLINICAL AND CLINICAL STUDIES AND COMMERCIALIZATION; (II) THE COMPANY'S ABILITY TO OBTAIN REQUIRED GOVERNMENTAL APPROVALS; (III) THE COMPANY'S ABILITY TO ATTRACT AND/OR MAINTAIN MANUFACTURING, SALES, DISTRIBUTION AND MARKETING PARTNERS; AND (IV) THE COMPANY'S ABILITY TO DEVELOP AND COMMERCIALIZE ITS PRODUCTS BEFORE ITS COMPETITORS. ADDITIONAL FACTORS THAT WOULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE PROJECTED OR SUGGESTED IN ANY FORWARD-LOOKING STATEMENTS IS CONTAINED IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THOSE FACTORS DISCUSSED UNDER THE CAPTION "RISK FACTORS" IN THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED
DECEMBER 31, 1998.